                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            SEI Investments Company
        --------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

        --------------------------------------------------------------

                Pennsylvania                           23-1707341
        --------------------------------------------------------------
              (State of Incorporation                (IRS Employer
               or Organization)                      Identification No.)

            1 Freedom Valley Drive                     19456-1100
              Oaks, Pennsylvania
        --------------------------------------------------------------
       (Address of Principal Executive Offices)         Zip Code

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A. (d), please check the following box.   X**

Securities Act registration statement file number to which this form relates:_______________
        (if applicable)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

             Title of Each Class Name of Each Exchange on Which to be so Registered Each Class is to be Registered
             ---------------------  ------------------------------


       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                        Preferred Share Purchase Rights
                     --------------------------------------
                                (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.
          --------------------------------------------------------

        The description of Registrant's Securities to be registered is incorporated by reference to Exhibit C to the Rights Agreement, dated as of December 10, 1998, between SEI Investments Company and American Stock Transfer & Company, as Rights Agent, which was filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-10200).

Item 2.   Exhibits.
          --------

          1. Rights Agreement, dated as of December 10, 1998, between SEI Investments Company and American Stock Transfer & Trust Company, as Rights Agent (Incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 0-10200)).


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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              SEI INVESTMENTS COMPANY



                              By:  /s/ Lydia A. Gavalis
                                 --------------------------------------------
                              Name:  Lydia A. Gavalis
                              Title: Vice President


Dated: June 16, 1999